EXHIBIT 99.1



John Michael Coombs, Bar No. 3639                 Field District Court
MABEY & COOMBS, L.C.                             Third Judicial District
124 South 600 East, Suite 300                         MAY 14 2001
Salt Lake City, UT  84102-1909                      Salt Lake County
Telephone (801) 533-8505                        By _____________________
                                                       Deputy Clerk
ATTORNEYS FOR PETITIONER
________________________________________________________________________
            IN AND BEFORE THE THIRD JUDICIAL DISTRICT COURT,

              IN AND FOR SALT LAKE COUNTY, STATE OF UTAH
_________________________________________________________________________

                                  :
                                  :
                                  :    AMENDED ORDER GRANTING
IN THE MATTER OF ANTICLINE        :    PETITION AND ORDERING THE
URANIUM, INC.                     :    CONDUCTING OF A SPECIAL
                                  :    SHAREHOLDERS' MEETING
                                  :
                                  :
                                  :
                                  :
                                  :    Judge William B. Bohling
                                  :    Case No. 010902487 MI
                                  :
                                  :
                                  :
                                  :

     Based upon Petitioner's Verified Petition for a Court-

ordered Shareholders' Meeting in accordance Utah Code Ann.

Section 16-10a-703 and Cal. Corp. Code Section 600(c) and further based upon the Memorandum of Law filed in support thereof, the

Court being fully advised in the premises and good cause further appearing, it is hereby ORDERED, ADJUDGED AND DECREED as follows:

     1.   Petitioner's Petition is hereby granted and a special

            shareholders' meeting of Anticline Uranium, Inc. ("Anticline"), a

            California corporation, is hereby ordered to be held as soon as practicable at Petitioner's counsel's office, 124 South 600 East,

            Suite 300, Salt Lake City, Utah 84102-1909, for the purpose of voting on the matters announced in the Notice of Special Meeting,

            a form of which is attached as Ex. "D" to the Verified Petition in this matter and a revised form of which is further attached to this Amended Order; that the number of common capital shares issued and outstanding that appear at said meeting, either in person or by proxy, is hereby ordered to constitute the

            shareholders of both the Class A and Class B shares entitled to vote at said meeting for purposes of such meeting only, a number that is further hereby ordered to constitute a quorum of both the

            Class A and Class B shares, and that such meeting, when held, is and shall be deemed a valid and lawfully held meeting of

            shareholders in accordance with both Utah and California law;

2.   That Petitioner or his counsel is hereby designated by the

Court as Chairman to conduct the special shareholders' meeting and that he or his undersigned attorney is hereby further

designated as Secretary and Inspector of Elections to make a record of the proceedings and the results thereof, to be filed with the Court over the signatures of said Chairman and

Secretary;

3.   That proper notice of such meeting shall be given to all

Class A and Class B shareholders of record of Anticline in

accordance with Section 601(a), Cal. Corp. Code, that is, notice shall be given not less than 10 days nor more than 60 days in advance of the meeting and further, in order to give proper and independent notice to all shareholders of record, Petitioner is hereby further ordered to deliver the original shareholders'

ledger he has in his possession to Atlas Stock Transfer, 5899

South State Street, Murray, Utah 84107, or some other, similar stock transfer agent, so that it can create and generate a

computerized shareholders' list from such ledger, thereby

becoming the lawful transfer agent of Anticline and that such transfer agent shall thereupon mail out, as soon as practicable,

the form of Notice of Shareholders' Meeting attached hereto to all Class A and Class B shareholders of record, thereafter preparing an Affidavit verifying that the same was in fact done;

4.   That the Court hereby approves the Petitioner's amended form of "Notice of Special Meeting of Shareholders" attached hereto;

5.   Prior to the mailing by Atlas Stock Transfer or some other stock transfer agent, Petitioner or his attorney is hereby

authorized to fill in the blanks, and adjust the dates, etc., of the form of "Notice of Special Meeting of Shareholders" attached hereto in a manner that is consistent with such orders as the

Court might make and enter in this matter and which further gives account to the stock transfer agent's ability to generate a list of shareholders and the corollary mailing labels for the required mailing to all shareholders of record;

6.   Upon completion of the meeting, the newly elected directors of the Company are hereby ordered to prepare and file the minutes or other record of the shareholders' meeting with the Court,

which shall contain a summary of the results of said meeting,

after which the Court shall enter a follow-up or final order or ruling declaring that the special meeting and the results thereof were valid and lawfully held in accordance with both California and Utah law; and

7.   The Court hereby acknowledges that it shall provide for such other particulars in respect of the special meeting of

shareholders that are otherwise necessary and advisable in order to carry out and effectuate its purpose.

     IT IS SO ORDERED.

     DATED this 14 day of May, 2001.

                                   THIRD JUDICIAL DISTRICT COURT





                                   ______________________________
                                   Judge William B. Bohling














Form of Notice Attached to Amended Order

                     ANTICLINE URANIUM, INC.
                  124 South 600 East, Suite 300
                   Salt Lake City, Utah 84102
                      Tel. No. 801-533-8505
                      Fax No. 801-533-8508

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON May __, 2001

To the Shareholders of Anticline Uranium, Inc.:

     NOTICE IS HEREBY GIVEN THAT in accordance with Section 600(c), Cal. Corp. Code and Section 16-10a-703, Utah Code Ann., a Petition was filed in the Third Judicial District Court in and for Salt Lake County, State of Utah, to conduct a court-ordered Special Meeting of the Shareholders (the "Special Meeting") of ANTICLINE URANIUM, INC., a California corporation (hereinafter the "Company" or "Anticline"). The purpose of such meeting is to take the necessary steps to revive and resurrect the Company with the State of California after several years of suspension. Such meeting will be held at the law offices of MABEY & COOMBS, L.C., 124 South 600 East, Suite 300, Salt Lake City, Utah 84102 on ________, May __, 2001, at 10:00 o'clock a.m., local time, for the following purposes:

     1. To consider and act upon the following proposals requiring amendment of the Company's existing Articles of
Incorporation: (a) to eliminate all distinctions between the Class A and Class B common capital stock, thereby creating but one (1) class of common capital stock having no designation or preference other than that of "common capital stock"; (b) to increase the authorized amount of common capital stock that the Company can issue from fifteen million (15,000,000) shares to a total of fifty million (50,000,000) shares; (c) to change the par value of the Company's common capital stock from 10 cents per share to one mill per common capital share or $0.001; and (d) to give the Board of Directors the authority to file Amended and/or Restated Articles of Incorporation with the Secretary of State of California that take into account the streamlined versions permitted by Cal. Corp. Code Section 202.

     2. To consider and act upon separate proposals to elect Mr. John Michael Coombs and Mr. Terry S. Pantelakis as directors of the Company until the next annual meeting or until their resignations are tendered and duly accepted by the Company; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     In accordance with Cal. Corp. Code Section 701(a), the Company has fixed 10 days prior to the meeting as the record date for the determination of Shareholders entitled to notice of, and to vote at the Special Meeting or any adjournments or postponements thereof (the "Record Date"). Shares of Class A and Class B stock can be voted at the meeting only if the record owner is present at the meeting in person or by valid proxy. Management is not soliciting proxies in connection with the Special Meeting. If you have any questions concerning the shares you own or hold, the Company's transfer agent is Atlas Stock Transfer, 5899 South State Street, Murray, Utah 84107, phone no. 801-266-7151.

     All Shareholders are cordially invited to attend.

                              BY ORDER OF THE BOARD OF DIRECTORS





Salt Lake City, Utah
May __, 2001